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Exhibit 10.23

     June 19, 2001

Mr Steven L. Cavallaro
8824 Montagna Drive
Las Vegas, Nevada 89134

    Re:  Long-Term Stay-On Performance Incentive Payment.

Dear Steve:

    This letter (the "Agreement") sets forth the terms and conditions pursuant to which Station Casinos, Inc. (the "Company") has decided to award you a Long-Term Stay-On Performance Incentive Payment (the "LTSO Payment").

1.
Purpose. The purpose of the LTSO Payment is to advance the interests of the Company by providing you with a cash incentive to remain with the Company through June 19, 2008.

2.
Amount. Subject to the conditions contained herein, the Company will provide you with a LTSO Payment in the amount of $500,000 as follows:
(a)
On June 19, 2005 (the "First Award Date"), you will be paid one-half of the LTSO Payment, minus the deductions required by law, provided that you have remained continuously employed by the Company from June 19, 2001 through June 18, 2005. In the event that your employment with the Company is terminated for any reason, including, but not limited to, your death, disability, resignation or retirement, at any time before the First Award Date, you will forfeit any and all eligibility for payments pursuant to this Agreement.

(b)
On June 19, 2008 (the "Second Award Date"), you will be paid the second half of the LTSO Payment, minus the deductions required by law, provided that you have remained continuously employed by the Company from June 19, 2001 through June 18, 2008. In the event that your employment with the Company is terminated for any reason, including, but not limited to, your death, disability, resignation or retirement, at any time after the First Award Date but before the Second Award Date, you will forfeit any and all eligibility for remaining payments pursuant to this Agreement.
3.
Employment Agreement. The LTSO Payment is conditioned upon your signing an employment agreement with the Company, which shall be dated as of June 19, 2001 (the "Employment Agreement"). If prior to the First Award Date or the Second Award Date, you materially breach any term of the Employment Agreement, you will forfeit any and all rights to any and all remaining payments under this Agreement as of the date of such breach.

4.
Right to Continued Employment. Nothing in this Agreement shall confer on you any right to continue in the employ of the Company except as otherwise provided in the Employment Agreement.

5.
Confidentiality. As a condition of your receipt of the LTSO Payment, you agree that you will not disclose the contents of this Agreement, including the amount of the LTSO Payment, to anyone except your immediate family, accountant or attorney without the prior written consent of the Company. If the Company establishes that you have materially breached this obligation, you will forfeit any and all rights to any and all remaining payments under this Agreement.

6.
Governing Law. The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the law of the State of Nevada (without reference to the principles of conflict of laws thereof), except to the extent preempted by federal law, which shall govern to that extent.

Long-Term Stay-On Performance Plan
June 19, 2001

7.
Assignability; Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns; provided, however, that none of your rights or obligations under this Agreement may be assigned or transferred by you, other than rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement.
STATION CASINOS, INC. a Nevada corporation
By:	/s/ GLENN C. CHRISTENSON Glenn C. Christenson Executive Vice President Chief Financial Officer Chief Administrative Officer

    By signing below, you hereby acknowledge and agree to all of the foregoing terms and conditions of this Agreement.

Agreed to and Accepted By:

/s/ STEPHEN L. CAVALLARO Stephen L. Cavallaro

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  Exhibit 10.23